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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
of PictureTel Corporation

We consent to the incorporation by reference in this registration statement of PictureTel Corporation on Form S-4 of our reports dated February 12, 1997, on our audits of the consolidated financial statements and financial statement schedule of PictureTel Corporation as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included in the Annual Report on Form 10-K, as amended by the Amendment to the Annual Report on Form 10-K/A of PictureTel Corporation for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."



                                          /s/ Coopers & Lybrand, L.L.P.
                                          -----------------------------------
                                          COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
May 27, 1997